Exhibit 3.1.18

ARTICLES OF INCORPORATION OF

LEXINGTON HERALD-LEADER CO.

KNOW ALL MEN BY THESE PRESENTS:

That we, JOHN G. STOLL, FRED B. WACHS, and GAYLE A. MOHNEY, all of Lexington, Fayette County, Kentucky, do hereby associate ourselves together for the purpose of forming a corporation under and by virtue of the provisions of Chapter 271 of the Kentucky Revised Statutes.

ARTICLE I.

The name of the corporation shall be LEXINGTON HERALD-LEADER CO.

ARTICLE II.

The purposes of the corporation and the nature and objects of the business proposed to be carried on and transacted by it are to print, publish, sell and distribute newspapers, journals, magazines, books, and other periodicals and literary works; to carry on the business of printers, engravers, publishers, book binders and art journalists; to serve as news agents, journalists, literary agents and stationers, and to carry on the business of manufacturers and distributors of engravings, prints, photographs and printed productions; to carry on the business of advertising agents and contractors and designers of advertisements in all branches; to carry on a general printing, engraving, lithographing, electric typing, printing and publishing business and all the branches thereof; to acquire, hold, dispose of, pledge or mortgage any property, both real and personal, as its purposes may require; to acquire, hold, mortgage, pledge or dispose of shares, bonds, securities or other evidences of any domestic or foreign corporations; and to do and perform every act and thing necessary and incident to the aforesaid businesses of the corporation.

ARTICLE III.

The existence of the corporation shall commence upon the issuance of the Certificate of Incorporation and it a duration shall be perpetual unless sooner dissolved by action of its stockholders in accordance with the Statutes of the State of Kentucky.

ARTICLE IV.

The registered office of the corporation in this state shall be 237 West Short Street, Lexington, Kentucky, and the name and address of its resident agent in this state are: Fred B. Wachs, Herald-Leader Building, 237 West Short Street, Lexington, Kentucky.

ARTICLE V.

The total authorized number of its shares of capital stock shall be one thousand (1,000) shares of Common Stock, without nominal or par value; the Board of Directors of the corporation nay from tine to time fix the consideration for which the same may be issued: and said shares of Cession Stock shall have full and unlimited voting power and each share shall be entitled to one (l) vote.

ARTICLE VI.

The amount of capital with which the corporation shall begin business shall be not less than Fifty Thousand Dollars ($50,000.00) in cash or property taken at the valuation as provided by law.

ARTICLE VII.

The name and address of each incorporator and the number of shares subscribed by each are as follows:

Name	Address	No. of Shares
John G. Stoll	237 West Short Street, Lexington, Kentucky	100
Fred B. Wachs	237 West Short Street, Lexington, Kentucky	1
Gayle A. Mohney	310 First National Bank Building, Lexington, Kentucky	1

ARTICLE VIII.

The affairs and business of the corporation shall be managed by a Board of Directors consisting of three (3) Members, who need not be stockholders of the corporation and who shall be elected at the first meeting of the stockholders of the corporation. The Board of Directors shall have power and authority to adopt by-laws to govern the affairs of the corporation not inconsistent with these Articles of Incorporation or the Statutes of the State of Kentucky.

ARTICLE IX.

The private property of the stockholders shall not be subject to the payment of the debts of the corporation to any extent.

IN WITNESS WHEREOF, we have hereunto subscribed our names this October 29, 1953.

/s/ John G. Stoll
JOHN G. STOLL

/s/ Fred B. Wachs
FRED B. WACHS

/s/ Gayle A. Mohney
GAYLE A. MOHNEY

STATE OF KENTUCKY	)
)
COUNTY OF FAYETTE	)

I, Geneva Helm, a Notary Public in and for the state and county aforesaid, do hereby certify that the foregoing Articles of Incorporation of Lexington Herald-Leader Co. were this day produced before me in my office, in said county and state, and were thereupon acknowledged by John G. Stoll, Fred B. Wachs, and Gayle A. Mohney to be their free act and deed, and the act and deed of each of them, all of which together with this my certificate, is hereby certified to the proper office for record.

My commission will expire March 15, 1956.

WITNESS my hand and notarial seal this October 29, 1953.

/s/ Geneva Helm
NOTARY PUBLIC, FAYETTE COUNTY, KENTUCKY

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF LEXINGTON HERALD-LEADER CO.

We, the undersigned, being respectively the Vice President and the Secretary of the Lexington Herald-Leader Co., a corporation duly organized under the laws of Kentucky, do hereby certify that its Articles of Incorporation have been and are amended as follows:

ARTICLE VIII

The affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three (3) nor more than eleven (11) members who need not be stockholders of the Corporation. The Board of Directors shall have the power and authority to adopt By-Laws to govern the affairs of the Corporation not inconsistent with these Articles of Incorporation or the Statutes of the State of Kentucky.

And we further certify that the foregoing Amendment to the Company’s Articles of Incorporation was adopted by the affirmative vote of the holder of all of the Common Stock of the Company, the only class of the Company’s stock entitled to vote thereon, on October 31, 1973.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal this 31st day of October, 1973.

/s/ [signature illegible]
VICE PRESIDENT

/s/ [signature illegible]
SECRETARY

[CORPORATE SEAL]

STATE OF KENTUCKY	)
)
COUNTY OF FAYETTE	)

I, GENEVA HELM, a Notary Public, do hereby certify that on the 31st day of October, 1973, personally appeared before me Vice Alvah H. Chapman, Jr. and C. Blake McDowell, Jr., who being first duly sworn, declared that they are the Vice President and Secretary respectively, of the Lexington Herald-Leader Co. and that they signed the foregoing document as Vice President and Secretary, respectively, of the corporation, and that the statements therein contained are true.

/s/ Geneva Helm
NOTARY PUBLIC, FAYETTE COUNTY, KENTUCKY

My commission expires 3/15/76.

AMENDMENT TO ARTICLES OF INCORPORATION

OF

LEXINGTON HERALD-LEADER CO.

(to be changed to LEXINGTON H-L SERVICES, INC. by these Articles of Amendment)

Pursuant to KRS271B.10-060, the undersigned corporation executes these articles of amendment to its articles of incorporation:

(A) The name of this corporation to this amendment is Lexington Herald Co., and is being changed by this amendment to Lexington H-L Services, Inc.

(B) The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on December 3, 1999, in the manner prescribed by the Kentucky Business Corporation Act:

Article I of the Articles of Incorporation is hereby amended to provide as follows:

ARTICLE I

The name of the corporation is changed to and shall be Lexington H-L Services, Inc., effective at the time of filing of this document with the Kentucky Secretary of State, and thereafter unless and until changed in the manner required by law.

(C) This amendment does not provide for an exchange, reclassification or cancellation of issued shares.

(D) This amendment was adopted by the unanimous consent of all shareholders of the corporation by unanimous written consent dated December 3, 1999. The designation of voting group, number of outstanding shares, number of votes entitled to be cast by each voting group that will vote separately on the amendment, and the number of votes of each voting group indisputably represented by such unanimous consent, were as follows:

Designation of Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Indisputably Represented
Single class of no par value common stock	600	600	600

(E) The total number of votes cast for the amendment by each (the sole) voting group was 600 constituting all of the issued and outstanding shares of the corporation’s single class of no par value common stock. The number cast for the amendment by each (the sole) voting group was sufficient for approval by that (the sole) voting group.

(F) The effective date of this amendment is the date of filing of this document with the Kentucky Secretary of State.

(G) Except as amended herein, the Articles of Incorporation of the Corporation are unaffected by this amendment.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed these articles of amendment on the 16th day of December, 1999.

LEXINGTON HERALD-LEADING CO.

By:	/s/ [signature illegible]

Its:	Assistant Vice President

This instrument was prepared by:

STOLL, KEENON & PARK, LLP

201 E. Main Street, Suite 1000

Lexington, KY 40507

(606) 231-3000

By:	/s/ R. DAVID LESTER
R. DAVID LESTER

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

LEXINGTON H-L SERVICES, INC.

The name of the corporation is Lexington H-L Services, Inc. (the “Corporation”), and the following amendment is hereby made to the Corporation’s Articles of Incorporation, as filed with the Kentucky Secretary of State’s office on October 29, 1953, as amended by Articles of Amendment filed with the Kentucky Secretary of State’s office on October 31, 1973, and December 21, 1999 (as amended, the “Articles of Incorporation”):

Article II of the Articles of Incorporation is deleted in its entirety, and there is inserted in lieu thereof, the following:

“ARTICLE II.

The corporation shall have the purpose of engaging in any lawful business.”

The amendment reflected above having been recommended to the shareholders) of the Corporation by the Corporation’s Board of Directors was approved by the shareholders) by unanimous written consent on July 18, 2007. The designation of voting group, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented by such unanimous consent was as follows:

Designation of Voting Group	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Indipustably Reprsented
Single class of no par value common stock	600	600	600

The total number of votes cast for the amendment by each (the sole) voting group was 600, constituting all of the issued and outstanding shares of the Corporation’s single class of no par value common stock. The number cast for the amendment by each (the sole) voting group was sufficient for approval by that (the sole) voting group.

Dated this the 18th day of July, 2007.

/s/ Timothy M. Kelly
Timothy M. Kelly, as President

This instrument was prepared by:

Stoll Keenon Ogden Pllc

300 West Vine St., Ste. 2100

Lexington, KY 40508

(859) 231-3000

By:	/s/ Richard H. Mains
Richard H. Mains

ARTICLES OF MERGER

of

LEXINGTON PRESS, INC., a Kentucky corporation

into

LEXINGTON H-L SERVICES, INC., a Kentucky corporation

Pursuant to the provisions of the Kentucky Business Corporation Act (the “Act”), the undersigned surviving corporation adopts the following articles of merger:

1. The plan of merger is as follows:

Lexington Press, Inc., a Kentucky corporation (“Press”), shall be merged with and into Lexington H-L Services, Inc., a Kentucky corporation and Press’ sole shareholder (“Services”), and the separate existence of Press shall thereupon cease (the “Merger”). Services shall continue its corporate existence as the surviving corporation of the Merger. All of the assets of Press shall become the property of Services as the surviving corporation of the Merger, subject to the liabilities of Press at the effective time of the Merger, and Services shall succeed to and assume all the rights and obligations of Press, all in accordance with the Act. At the effective time of the Merger, each share of Press’ common stock outstanding immediately prior to such effective time shall be canceled and no shares of Services shall be issued therefor.

2. Pursuant to the provisions of the Kentucky Business Corporation Act, shareholder approval of the Merger was not required.

April 14, 2008	LEXINGTON H-L SERVICES, INC., a Kentucky corporation

	By:	/s/ Patrick Talamantes
Patrick Talamantes
Vice President